UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 7, 2014.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                  liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                  failing to differentiate our products and continuously create innovative, proprietary research tools;

•                  failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                  a prolonged outage of our database and network facilities;

•                  any failures or disruptions in our electronic delivery systems and the Internet;

•                  liability and/or damage to our reputation as a result of some of our pending litigation;

•                  liability related to the storage of personal information about our users;

•                  general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles;

•                  the impact of market volatility on revenue from asset-based fees;

•                  failing to maintain and protect our brand, independence, and reputation;

•                  changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and

•                  challenges faced by our operations outside the United States, including the concentration of development work at our offshore facilities in China and India.

Investor Questions and Answers: June 6, 2014

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through June 4, 2014. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Retirement Solutions

1.             I have several questions regarding your Retirement Solutions [business]. Specifically, I am curious as to your managed account providing for the 401(k) space and your strategy there. One of the things that has drawn my attention is that one of your competitors in the space appears to be being ascribed a tremendous value for this offering. My specific questions:

Generally, what is your strategy and the market opportunity?

We offer a variety of services that help retirement plan participants accumulate wealth, transition into retirement, and manage income during retirement. We offer these services both through retirement plan providers (typically third-party asset management companies that offer proprietary mutual funds) and directly to plan sponsors (employers that offer retirement plans to their employees). We currently reach approximately 26 plan providers, 230,000 plan sponsors, and 24.2 million retirement plan participants.

Our Retirement Solutions include an investment advisory service that helps investors reach their retirement goals, customized models based on a retirement plan’s unique profile and objectives, a consulting service that helps retirement plan sponsors improve their plans and meet their fiduciary responsibilities, lifetime financial advice tools, and Wealth Forecasting Engine, a wealth forecasting simulator that helps advisors and institutions determine a range of projections, from a client’s future wealth and retirement income to life insurance needs and savings amounts.

We believe we’re uniquely positioned in the market as the only company that offers a full range of scalable, customizable retirement solutions driven by proprietary investment methodologies We also help retirement plan sponsors enhance their investment lineups, meet their fiduciary obligations, and work with their employees to help them better prepare for retirement.

We’re focusing on driving growth in managed retirement accounts, which is the largest and fastest-growing product offering within our Retirement Solutions business. We plan to add solutions that allow investors to save for multiple goals and incorporate a broader range of factors for retirement planning, such as health-care costs. We also continue to incorporate our latest research on holistic financial planning, lifetime asset allocation, guaranteed income, asset location, investment selection, portfolio construction, retirement income strategies, and optimizing Social Security elections. In addition, we’re taking steps to make it easier for participants to incorporate all of their savings and investments (including non-retirement assets) in the ongoing advice we provide. We’re also enhancing our user interface to make the service easier to use and to drive engagement.

In addition, we recently completed our acquisition of HelloWallet, a leading provider of online financial wellness. This combination brings together HelloWallet’s expertise in behavioral and consumer research and analytics with Morningstar’s investment management capabilities. Holistic advice is becoming a ‘must have’ capability, as employers increasingly look for integrated solutions across their retirement and healthcare programs. Together, we want to create the first holistic solution for the retirement market and bridge the gap between daily money management and investing for the long term.

Based on data from the Investment Company Institute, 401(k) plan assets totaled $4.2 trillion as of the end of 2013. As of December 31, 2013, we had approximately $31.7 billion in assets under management in managed retirement accounts, or about 22% of industry-wide assets under management for these accounts. We had an additional $22.9 billion in assets under management and advisement for fiduciary services and $11.9 billion for custom models as of the same date.

2.             What is your presence (AUM) in large 401(k) sponsors?

We have a significant presence in the large plan sponsor market, which we mainly reach through retirement plan providers. We estimate that more than 100 of the large firms included in the Fortune 500 have access to services, including retirement advice, managed retirement accounts, or custom models. Because our relationships are primarily with retirement plan providers, we don’t have access to detailed data on assets under management for each plan sponsor firm.

3.             Is there a Morningstar branded offering and an Ibbotson branded offering, or is there only one? If there are two, are these two different products, or just different brands?

Yes, we offer solutions for retirement advice and managed retirement accounts under both the Morningstar and Ibbotson brands (Morningstar Retirement Manager and Advice by Ibbotson).

However, the two offerings tend to be used in different ways: Morningstar Retirement Manager is a stand-alone, fully hosted website and Advice by Ibbotson is an installed software advice solution that can be integrated with existing systems offered by retirement plan providers under their own brands.

4.             Roughly, what is pricing on each of these products? Who pays for the product (sponsor, participant, provider, etc.)?

Pricing for Retirement Solutions varies and depends on several different factors, including the level of services offered (including whether or not such services cause us to be an ERISA fiduciary), the number of participants, the level of systems integration required, and the availability of competing products.

The retirement plan provider typically determines the structure of payment. In most cases, plan providers pass on a portion of our costs to the plan participant and/or plan sponsor, but the amount paid by the end participant varies. Retirement plan participants typically receive our advice and guidance solutions at no additional cost. For managed retirement accounts, retirement plan participants generally pay a basis-point fee, which varies depending on whether we’re serving as an investment manager or an independent financial expert to the plan. Fees for custom models and fiduciary services are generally paid for by the plan sponsor.

5.             Generally speaking, is there pricing pressure in this business?

Yes, there has been growing regulatory scrutiny of costs related to 401(k) plans as well as increasing awareness on the part of retirement plan sponsors of the importance of costs as a key driver of investment performance and participant results. However, we believe pricing pressure varies by product line and tends to be most intense for custom models and fiduciary services, where we have several other competitors. We typically see less pricing pressure for managed retirement accounts. There are fewer players offering this service, and we tend to be well-positioned because we offer numerous value-added services along with our managed retirement accounts for a relatively low price.

6.             Ibbotson is the provider for Great West managed account services. Following the acquisition of J.P. Morgan’s record keeping business, what is likely to happen to both the Great West and the JPM clients?

We addressed a similar question in last month’s Q&A. Here’s the response we gave:

Great West and J.P. Morgan have stated publicly in their respective press releases that they will continue to provide existing services to their clients, so we do not expect this acquisition (which has not been finalized) to have an effect on our business in the short term. Longer term, there can be both opportunities and risks involved for us whenever a client is involved in a business transaction (either purchasing or selling a business). Ultimately, Great West will be able to choose which solutions it wants to offer its clients in specific markets. We will continue working to make our retirement offerings as compelling as possible for all of our clients, but we can’t speculate about what the ultimate effect on our business might be.

Operating Expense and Operating Margin

7.             Given your answers to questions at the annual meeting . . . it seems expense growth will outpace revenue growth for at least the rest of 2014 and into 2015. Is that a fair reading? If not, why not? If you can’t specify, is this because you don’t know how long the elevated spending will last?

As you know, we don’t issue public financial forecasts, so under that policy we can’t give you a specific time frame for how long expense growth could outpace revenue growth. That said, if you look at our historical financial statements, you can see that we’ve had periods of higher spending in the past, but have kept the rate of operating expense growth below revenue growth more often than not.

8.             Is there any internal target for EBIT and incremental EBIT margins? They are falling and there is no way for an investor to know how you really define success or failure in terms of expense growth and margin specifically.

As mentioned in our response to the previous question, we don’t issue forward-looking targets for financial metrics externally.

We do have internal targets, which we describe in more detail in our proxy statement. In 2013, our incentive plan was based on a formula that measured adjusted revenue and adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) relative to goals established for the bonus program. Revenue and EBITDA are adjusted to exclude certain items, such as foreign currency fluctuations, acquisitions, and divestitures. In 2013, our incentive plan was funded based on a formula used for adjusted revenue and adjusted EBITDA, with the final payout factor being weighted 70% for adjusted revenue and 30% for adjusted EBITDA.

We disclosed the information below in our 2014 proxy statement about our 2013 financial metrics as related to bonus funding:

Measure ($mil)	Achievement	Goal	Goal Attainment	Funding Factor	Weighting	Final Payout Factor
Adjusted Revenue	$693.4	$713.5	97.2%	88.7%	70%	88.7%
Adjusted EBITDA	$267.3	$275.0	97.2%	88.9%	30%

Cloud and Mobile Initiatives

9.             What exactly is the case for the movement of these platforms to the cloud and new mobile products increasing revenue? In answers to questions at the annual meeting it didn’t sound like there was much granularity. Mobile and streamlined portals for data are positives, but it’s not clear why they would result in a material growth in customers or pricing power. Could you help explain what kind of return you expect on these sizable investments? Is there a hurdle rate? If not, why not?

During Morningstar’s 30-year history, there have been a few major inflection points where technology has gone through major positive changes: first from print to CD-ROM, then from CD-ROM and DOS-based products to Windows, then from the desktop to the Internet, and now from the Internet to the cloud and mobile. With each major wave of change in new technology, we’ve invested to upgrade our product offerings. We introduced our CD-ROM-based Principia software for financial advisors in 1991, our website for individual investors in 1997, and numerous software and online platforms in the early 2000s.

We’re investing in cloud and mobile to make sure we keep up with changes in the way our clients interact with technology. We want to make sure we make the transition along with our clients and don’t get left behind. It’s difficult to quantify how much incremental revenue we may be able to capture, but we expect our cloud and mobile initiatives to help us maintain and expand our economic moat, or sustainable competitive advantage. We also expect the next-generation version of Morningstar Direct to help us reach some customer groups where we haven’t historically had a large presence, such as buy-side research analysts and portfolio managers.

Our cloud-based and mobile platforms are designed to support a complete, “signature” Morningstar product experience that covers the spectrum from desktop to mobile. Asset managers, retirement platforms, and financial advisors still rely heavily on the desktop but are looking for tools to extend their desktop workflows. There is also a clear need among individual investors for comprehensive mobile apps that provide easy access to investment research, data, and tools on mobile devices.

As far as a hurdle rate, our overall goal is to maximize long-term shareholder value. When we’re evaluating potential investments, we look for potential returns that exceed our cost of capital as well as returns available on other investments we could make (either for organic growth or acquisitions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 6, 2014	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer